UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Broadway, 14th Floor Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in January 2021, Myomo, Inc. (the “Company”) entered into an Equity Joint Venture Contract with Beijing Ryzur Medical Investment Co., Ltd. (“Ryzur Medical”), a medical device manufacturer based in Beijing, China, to form a joint venture (the “JV”) to manufacture and sell the Company’s current and future products in greater China, including Hong Kong, Macau and Taiwan (the “JV Agreement”). On December 30, 2021 and made effective retroactively to December 29, 2021 (the “Effective Date”), the Company entered into an amended and restated JV Agreement (as amended and restated, the “Amended JV Agreement”), a Technology License Agreement and a Trademark License Agreement. The Amended JV Agreement added Wuxi Chinaleaf Rehabilitation Industry Equity Investment Fund (Limited Partnership) (“Chinaleaf”) as a party to hold an equity interest in the JV. The Company retained its 19.9% equity interest in the JV. In addition, the Amended JV Agreement modified certain governance matters, including eliminating certain consent rights from the original JV Agreement favor of the Company, as described in the Amended JV Agreement. The Amended JV Agreement also fixed the per-unit price for MyoPro Control System units, the purchase of which is required to meet the minimum annual guaranteed payments to Myomo as defined in the Amended JV Agreement,

The Technology License Agreement is a ten-year agreement to license the Company’s intellectual property and purchase MyoPro Control System units from the Company. Under the Technology License Agreement, the Company is entitled to receive an upfront license fee of $2.7 million, Payment of the first installment of $0.2 million is due within 30 days of the Effective Date, the proceeds from which the Company will contribute to the registered capital of the JV (“Myomo Contribution”). Payment of the remainder of the license fee is due within 30 days from the date of the Myomo Contribution, after receipt of which the Company shall commence the transfer of technology.

The Trademark License Agreement provides for the license of certain of the Company’s trademarks for use by the JV in its territory of operation.

The foregoing summaries of the terms of the Amended JV Agreement, the Technology License Agreement and the Trademark License Agreement do not purport to be complete and are qualified in their entirety by reference to the such agreements, copies of which will be filed with the Company’s next Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date: January 5, 2022	By:	/s/ David A. Henry
	Name:	David A. Henry
	Title:	Chief Financial Officer